Exhibit 10.2

INCREMENTAL COMMITMENT AGREEMENT

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

437 Madison Avenue, 21st Floor

New York, New York 10022

July 25, 2013

Atwood Offshore Worldwide Limited

c/o 15835 Park Ten Place Drive

Houston, Texas 77084

Attention: Mark Mey

Tel. No.: (281) 749-7800

Fax No.: (281) 749-8203

re Incremental Commitment

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement, dated as of May 6, 2011, as amended as of November 23, 2011, as further amended on January 18, 2012 and as further amended on August 24, 2012, among Atwood Oceanics, Inc., a Texas corporation (the “Parent”), Atwood Offshore Worldwide Limited, a company formed under the laws of the Cayman Islands (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Nordea Bank Finland plc, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) (as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

Each Lender (each a “2013 Incremental Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Commitment(s) set forth opposite its name on Annex I attached hereto (for each such Incremental Lender, its “2013 Incremental Commitment”) under an incremental revolving facility pursuant to Section 2.13 of the Credit Agreement (the “2013 Incremental Facility”). Each 2013 Incremental Commitment provided pursuant to this Agreement shall be subject to the terms and conditions set forth in the Credit Agreement, including Section 2.13 thereof; provided that (i) the “Applicable Margin” with respect to the 2013 Incremental Facility shall be equal to a percentage per annum determined in accordance with the pricing grid (the “Pricing Grid”) set forth on Annex II attached hereto based on the applicable corporate (or corporate family) ratings in respect of the Parent set forth in the Pricing Grid from each of Moody’s Investor Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Group (“S&P” and, together with Moody’s, collectively, the “Ratings Agencies”) and (ii) notwithstanding anything to the contrary contained in the Credit Agreement, the “Commitment Commission” under the Credit Agreement with respect to the 2013 Incremental Facility shall be computed at a rate per annum equal to 0.50% multiplied by the unutilized 2013 Incremental Commitment of any Non-Defaulting Lender with a 2013 Incremental Commitment as in effect from time to time.

Each 2013 Incremental Lender acknowledges and agrees that the 2013 Incremental Commitments provided pursuant to this Agreement, in the aggregate amount as set forth on Annex I hereto, shall constitute Incremental Commitments (as specified in said Annex I) under, and as defined in, the Credit Agreement. Each 2013 Incremental Lender further agrees that, with respect to the 2013 Incremental Commitments provided by it pursuant to this Agreement, such 2013 Incremental Lender shall receive an upfront fee as set forth in the letter agreement dated as of July 22, 2013 between the Parent, the Borrower and the Administrative Agent (the “Fee Letter”).

Each 2013 Incremental Lender party to this Agreement (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent, the Collateral Agent and the Security Trustee to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent, the Collateral Agent and the Security Trustee as the case may be, by the terms thereof, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender, and (v) in the case of each lending institution organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States, certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Credit Agreement and the other Credit Documents. Upon the execution of a counterpart of this Agreement by the Administrative Agent and the Borrower, the delivery to the Administrative Agent of a fully executed copy (including by way of counterparts and by fax) hereof, the payment of any fees (including, without limitation, the fees payable pursuant to the Fee Letter and the upfront fees payable pursuant to the immediately preceding paragraph) required in connection herewith and the satisfaction (or waiver) of the conditions precedent set forth in Annex III attached hereto and the satisfactory completion of KYC in compliance with each Lender’s internal policy, each 2013 Incremental Lender party hereto shall become a Lender pursuant to the Credit Agreement and, to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents.

The Borrower hereby agrees that within thirty days after the date hereof, it shall deliver to the Administrative Agent two appraisal reports as of a recent date from two Approved Appraisers in form and substance reasonably satisfactory to the Administrative Agent stating the then current fair market value of the ATWOOD CONDOR.

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning a counterpart (including by way of facsimile or other electronic transmission) of same to us before the close of business on July, 25, 2013. If you do not so accept this Agreement by such time, your 2013 Incremental Commitments set forth in this Agreement shall be deemed cancelled.

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by fax) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 14.12 of the Credit Agreement.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Very truly yours,

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as a 2013 Incremental Lender

By	/s/ Martin Lunder
Name: Martin Lunder
Title: Senior Vice President

By	/s/ Lynn Sauro
Name: Lynn Sauro
Title: Vice President

Signature Page to Incremental Commitment Agreement

DNB BANK ASA, GRAND CAYMAN BRANCH, as a 2013 Incremental Lender

By	/s/ Cathleen Buckley
Name: Cathleen Buckley
Title: Senior Vice President

By	/s/ Stian Lovseth
Name: Stian Lovseth
Title: First Vice President

Signature Page to Incremental Commitment Agreement

HSBC BANK USA, N.A., as a 2013 Incremental Lender

By	/s/ Bruce Robinson
Name: Bruce Robinson
Title: Vice President

Signature Page to Incremental Commitment Agreement

WELLS FARGO BANK, N.A., as a 2013 Incremental Lender

By	/s/ T. Alan Smith
Name: T. Alan Smith
Title: Managing Director

Signature Page to Incremental Commitment Agreement

BNP PARIBAS SA, as a 2013 Incremental Lender

By	/s/ S. Berveros-Canpagne
Name: S. Berveros-Canpagne
Title: Head of Offshore

By	/s/ Paul Barnes
Name: Paul Barnes
Title: Managing Director

Signature Page to Incremental Commitment Agreement

ING CAPITAL LLC, as a 2013 Incremental Lender

By	/s/ Richard Ennis
Name: Richard Ennis
Title: Managing Director

Signature Page to Incremental Commitment Agreement

NIBC BANK N.V., as a 2013 Incremental Lender

By	/s/ Rob ten Heggeler
Name: Rob ten Heggeler
Title: Member of the Managing Board

By	/s/ Jeroen van der Putten
Name: Jeroen van der Putten
Title: Associate Director

Signature Page to Incremental Commitment Agreement

REGIONS BANK, as a 2013 Incremental Lender

By	/s/ David Valentine
Name: David Valentine
Title: Vice President

Signature Page to Incremental Commitment Agreement

SKANDINAVISKA ENSKILDA BANKEN AB, as a 2013 Incremental Lender

By	/s/ Erling Amundsen
Name: Erling Amundsen
Title:

By	/s/ Kristin Kongsrud
Name: Kristin Kongsrud
Title:

Signature Page to Incremental Commitment Agreement

BARCLAYS BANK PLC, as a 2013 Incremental Lender

By	/s/ Vanessa A. Kurbatskiy
Name: Vanessa A. Kurbatskiy
Title: Vice President

Signature Page to Incremental Commitment Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a 2013 Incremental Lender

By	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory

By	/s/ Tyler R. Smith
Name: Tyler R. Smith
Title: Authorized Signatory

Signature Page to Incremental Commitment Agreement

Agreed and Accepted
this 25th day of July, 2013:

ATWOOD OFFSHORE WORLDWIDE LIMITED

By:	/s/ Hiew Yoke Lan
Name: Hiew Yoke Lan
Title: Director

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Martin Lunder
Name: Martin Lunder
Title: Senior Vice President

By:	/s/ Lynn Sauro
Name: Lynn Sauro
Title: Vice President

Signature Page to Incremental Commitment Agreement

ANNEX I

Name of Lender	Incremental Commitment
Nordea Bank Finland plc, New York Branch	$50,000,000
DNB Bank ASA, Grand Cayman Branch	$35,000,000
HSBC Bank USA, N.A.	$35,000,000
Wells Fargo Bank, N.A.	$35,000,000
BNP Paribas SA	$30,000,000
ING Capital LLC	$30,000,000
NIBC Bank N.V.	$30,000,000
Regions Bank	$30,000,000
Skandinaviska Enskilda Banken AB	$30,000,000
Barclays Bank PLC	$25,000,000
Credit Suisse AG, Cayman Islands Branch	$20,000,000
Total	$350,000,000

ANNEX II

Applicable Credit Ratings levels assigned by the Ratings Agencies	Applicable Margin
Category 1	2.00%
Equal to or greater than BBB- and Baa3
Category 2	2.125%
BB+ and Ba1
Category 3	2.25%
Less than or equal to BB and Ba2 (or no Applicable Credit Rating is available from either Rating Agency)

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a corporate (or corporate family) rating in respect of the Parent (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 3; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Parent shall fall within different Categories, the Applicable Margin shall be based on the higher (the highest category being Category 1) of the two ratings unless one of the two ratings is two or more ratings lower than the other, in which case the Applicable Margin shall be determined by reference to the Category next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody’s and S&P in respect of the Parent shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend the definition of “Applicable Margin” to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation. The Borrower will furnish to the Administrative Agent promptly after Moody’s or S&P shall have announced a change in the rating established or deemed to have been established, written notice of such rating change.

ANNEX III

The effectiveness of this Agreement shall be subject the satisfaction of the conditions precedent for the incurrence of Incremental Commitments as set forth in Section 2.13 of the Credit Agreement, including, but not limited to the following:

(a)	the ATWOOD CONDOR shall have been delivered to Alpha International Drilling Company S.á r.l. and shall have been pledged as a Collateral Rig pursuant to the terms of the Credit Agreement;

(b)	the Collateral and Guaranty Requirements with respect to the pledging of the ATWOOD CONDOR shall have been satisfied and each Credit Document with respect to the ATWOOD CONDOR and Alpha International Drilling Company S.á r.l. shall be in full force and effect;

(c)	the Incremental Availability Date shall have occurred;

(d)	each Credit Document with respect to Atwood Offshore (Gibraltar) Limited shall be in full force and effect;

(e)	the Borrower and each Lender which agrees to provide a 2013 Incremental Commitment shall execute and deliver to the Administrative Agent a counterpart of this Agreement; and

(f)	the satisfaction of such other Collateral and Guaranty Requirements as may be required pursuant to the Credit Agreement.